Exhibit 99.1

Auriga Laboratories Expects Q1 2007 Gross Revenue to
Exceed a Record $8 million

LOS ANGELES, Calif. — April 2, 2007 — Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company with products for the treatment of xerostomia, dermatological conditions, and acute respiratory diseases, estimates gross revenues will exceed a record $8 million for the three months ended March 31, 2007, as compared to $6.2 million in gross revenue it had anticipated. The company also expects to report positive cash flow.

“These results exceeded our expectations,” said Philip S. Pesin, Auriga’s founder, Chairman and CEO, “and has put us well on course to meeting our growth objectives for 2007. We look forward to presenting the full results during our first quarterly earnings call on April 16.”

Earlier today in a separate announcement the company said it will release full results for the first quarter on the morning of April 16, 2007, and host a conference call for investors and analysts. For more information about the call, please visit the company’s investor section at www.aurigalabs.com.

Auriga recently reported that according to independently generated IMS data, the combined number of prescriptions filled as a company reached a record 26,004 in January 2007, which represents an increase of 324% from 6,141 in January 2006. The company also recently reported its sales force now exceeds 200 associates nationwide, doubling from the number reported mid-January. It also introduced two new product lines in the first quarter: Aquoral™, for the treatment of Xerostomia or “dry mouth, and the Zinx™ line of cold remedy products.

About Auriga Laboratories™
Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company’s high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga’s exclusive prescription and over-the-counter product portfolio includes Aquoral™ for the treatment of xerostomia, Akurza™ and Xyralid™ dermatology products, and the Zinx™, Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the company’s ability to secure additional financing, its ability to sustain market acceptance for its products, its dependence on collaborators, the company’s ability to find and execute strategic transactions, its potential exposure to litigation, the company’s exposure to product liability claims, and the company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:

Auriga Laboratories, Inc.
Andrew D. Shales, Chief Operating Officer
Tel 678-282-1613
Fax 678-282-1683
ashales@aurigalabs.com

Investor Relations:
Liolios Group, Inc.
Ron Both or Geoffrey Plank
Tel 949-574-3860
ron@liolios.com

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